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Exhibit 10.49

FORM OF
WAIVER AND AGREEMENT

        This Waiver and Agreement, dated as of the    day of            2006 (this "Agreement") is being entered into by and between ITC HOLDINGS CORP., a corporation incorporated under the laws of the State of Michigan (the "Company") and the person identified on Schedule A hereto (each such person, the "Employee"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Management Stockholder's Agreement entered into by and between the Company and the Employee (the "Stockholder's Agreement").

        WHEREAS, the Company contemplates issuing and selling shares of Common Stock in a public offering pursuant to a Registration Statement (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") in accordance with applicable law (the "Offering"); and

        WHEREAS, it is contemplated that International Transmission Holdings Limited Partnership (the "Partnership") will also sell shares of Common Stock held by the Partnership in the Offering; and

        WHEREAS, pursuant to the Stockholder's Agreement, the Employee is entitled to register a portion of the Employee's shares of Stock pursuant to the Registration Statement and, generally, in the same pro rata percentage, as the Partnership sells shares of Common Stock in the Offering (such entitlement, the "Piggyback Right"); and

        WHEREAS, the Company desires that the Employee waive any rights the Employee may have to exercise the Employee's Piggyback Right with respect to the shares of Stock that the Employee may register in connection with the Offering, the number of which shall be set forth Schedule A attached hereto (such shares, the "Offering Piggyback Shares"), in exchange for the Company waiving certain restrictions on transferability that are currently, and would continue to be, imposed on such shares if the Employee did not exercise the Employee's Piggyback Right with respect to such shares in connection with the Offering.

        NOW, THEREFORE, for the mutual promises and consideration set forth herein, the Company and the Employee agree as follows:

        SECTION 1.1.    Waivers.

        (a)    Company Waiver.    Upon the closing of the contemplated Offering, the Company hereby waives those certain restrictions on transferability imposed on the Offering Piggyback Shares pursuant to Section 3 of the Stockholder's Agreement and Section 6 of that certain Restricted Stock Award Agreement between the Company and the Employee to the following extent: the Employee may sell or otherwise dispose of all or any portion of the Offering Piggyback Shares pursuant to a registration statement on Form S-8 to be filed with the SEC by the Company concurrently with the contemplated Offering.

        (b)    Employee Waiver.    Effective upon the closing of the contemplated Offering, Employee hereby waives the Employee's Piggyback Right with respect to the Offering Piggyback Shares.

        SECTION 1.2.    Miscellaneous.

        (a)    Shares Held by Employee.    The Waiver and Agreement relates to shares of Common Stock held by the Employee to which the Stockholder's Agreement applies and which were granted under the Company's 2003 Stock Purchase and Option Plan for Key Employees (the "2003 Plan"), as amended and restated. On July 29, 2005,(1)            shares of Common Stock previously granted to the Employee under the 2003 Plan (net of any shares cancelled for tax withholding purposes) became free of transfer restrictions pursuant to a Waiver and Agreement executed between the Employee and the Company in 2005. With respect to those shares that previously became free of transfer restrictions (net of any

(1)
Date is January 22, 2006 for executive officers.

shares cancelled for tax withholding purposes), the Employee hereby represents and warrants that upon the closing of the Offering, he or she owns            of those shares of Common Stock.

        (b)    Construction and Governing Law.    This Agreement shall be construed together with, and as part of, the Stockholder's Agreement, and shall be deemed an amendment thereto to the extent applicable. This Agreement shall be governed in all respects by the laws of the State of Michigan, as such laws are applied to agreements to be performed entirely in such jurisdictions, and hereby incorporates by reference the provisions of Section 17 (Binding Effect), Section 20(b) (Arbitration), Section 20(d) (Legal Fees), and Section 24 (Notices) of the Stockholder's Agreement.

        (c)    Termination of Agreement.    This Agreement shall terminate and be of no further force and effect on such date as the Company reasonably determines that determines that the contemplated Offering will not occur, in which case the Company shall promptly provide the Employee written notice of such determination, which notice shall contain the date on which this Agreement has terminated.

        (d)    Amendment.    Subject to Section 1.2 (a) above, this Agreement may only be amended or modified by written agreement by each of the Company and the Employee.

        (e)    Counterparts.    This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        This Agreement shall become effective as of the date and year first written above.

ITC HOLDINGS CORP.
By:	Name: Title:
EMPLOYEE
[NAME]

Schedule A

        Offering Piggyback Shares:

3

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  Exhibit 10.49
FORM OF WAIVER AND AGREEMENT
Schedule A